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                                                                EXHIBIT 10.92

                         INVESTMENT ADVISORY AGREEMENT

        THIS AGREEMENT, dated as of the 21st day of May, 1996 by and between Asset Allocation & Management Company, L.L.C., an Illinois corporation having its principal place of business at Thirty North LaSalle Street, 36th Floor, Chicago, Illinois 60602 (herein "AAM"), and Alpine Insurance Company, having its principal place of business at 311 South Wacker Drive, Suite 500, Chicago, Illinois 60606 (herein "Client").

        In consideration of the promises set forth in this Agreement, AAM and Client agree as follows:

1. Subject to the terms set forth herein, Client hereby designates and appoints AAM as its investment adviser for a three (3) year term. As investment adviser, AAM shall act with respect to the assets of Client only with prior approval of Client, except where specific investment parameters are set by Client in writing in advance, and which may be changed by Client from time to time. The initial Statement of Investment Policy Objective and Guidelines are attached hereto as Exhibit A and made a part hereof.

2. For its investment advisory services, AAM shall be compensated in accordance with its schedule of fees current from time to time. If this Agreement is terminated by either party other than on the last day of the quarter, the advisory fee for such quarter shall be based on the ratio that the number of days that have expired in such quarter bears to ninety (90) days. AAM hereby agrees to fix the current Fee Schedule for the three year term commencing on the effective date of this Agreement as indicated above, which is attached hereto as Exhibit
        B and made a part hereof.

3. This Agreement may be terminated at any time by either party upon 60 days prior written notice to the other party, but in no event shall this Agreement continue for a period exceeding three (3) years from the date first stated above.

4. Except for negligence or malfeasance, or violation of applicable law, neither AAM nor any of its employees or partners (or any officers, directors or employees of its partners) shall be liable hereunder for any action performed or omitted to be performed or for any errors or judgments in connection with AAM's services rendered under this Agreement. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore, nothing
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        herein shall in any way constitute a waiver or limitation of any rights which Client may have under any federal securities laws.

5. This Agreement and the rights and obligations hereunder shall not be subject to assignment as that term is defined in the Investment Advisers Act of 1940, by AAM except with the prior written consent of Client.

6. AAM, a partnership, shall notify Client of any change subsequent to the date of this Agreement in the membership of the partnership. Such notification shall be made in writing within 20 business days after such change.

7. Client represents that, (a) the executions of and performance contemplated under this Agreement do not and will not violate or abridge any obligation or duty of Client, (b) this Agreement has been authorized by appropriate action and when executed and delivered will be binding upon Client in accordance with its terms, and (c) Client will deliver to AAM such evidence of such authority as AAM may reasonably require, either by way of a certified resolution or otherwise.

8. Without the express prior written consent of AAM, Client shall not directly or indirectly employ or solicit for employment any employee of AAM during the term of this Agreement and for a period of 12 months after termination of the Agreement. Without the express written consent of Client, AAM shall not directly or indirectly employ or solicit for employment any employee of Client during the terms of this Agreement and for a period of 12 months after termination.

9. Client warrants that the following are empowered to approve recommendations made on behalf of Client by AAM:

        John T. Clark                           President
        ----------------------------------------------------------------------
        NAME:                                   TITLE

        David A. Gay                            Vice President-Investments
        ----------------------------------------------------------------------
        NAME:                                   TITLE

        Steven C. Shinn                         Director
        ----------------------------------------------------------------------
        NAME:                                   TITLE

        Richard G. Kersten                      Secretary/Treasurer
        ----------------------------------------------------------------------
        NAME:                                   TITLE

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10.     Client and AAM acknowledge and understand that Client shall  have ultimate control and responsibility of the functions that Client has delegated to AAM herein.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year above written.

AAM:            ASSET ALLOCATION & MANAGEMENT COMPANY, L.L.C.

                By:  [SIG]
                   --------------------------------------------

CLIENT:         ALPINE INSURANCE COMPANY

                By:  [SIG]
                   --------------------------------------------


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
                                                 STATEMENT OF INVESTMENT POLICY
                                                      OBJECTIVES AND GUIDELINES


I.      POLICY AND PHILOSOPHY

        The Investment Policy of Alpine Insurance Company and Transco Syndicate #1 Ltd. is to optimize the after tax return on investable assets; maintain necessary liquidity to support operational needs, and preserve principal in order to maintain the surplus position.

        The Company will utilize an investment advisor to provide relative value analysis and to make the purchases and sales of securities. The Investment Committee is responsible for the continual monitoring of the investment advisors and adherence to this policy. A bank will act as custodian to hold the invested assets for the Company.

II.     LEGAL LIMITATIONS

        The Company's funds are to be invested within the parameters defined by the Illinois Insurance Code. NAIC Risk Based Capital Regulations and Model Laws will be monitored as adopted. FASB Rulings will also be monitored and acted upon where appropriate (i.e. FASB 115). All securities will be registered with the securities valuation office of the NAIC.

III.    OBJECTIVES

        The primary investment management objectives are as follows:

        -       Accumulation and preservation of capital.

        -       Optimize, within accepted risk levels, after tax returns.

        -       Assure proper levels of liquidity.

        -       Provide an acceptable and stable level of current income.

        -       Closely match investment maturities with company liabilities.

        - Have a quality portfolio which will help attain the highest possible A.M. Best rating.

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                                                                      EXHIBIT A

                                                 STATEMENT OF INVESTMENT POLICY
                                                      OBJECTIVES AND GUIDELINES
                                                 ------------------------------

IV.     OPERATING PARAMETERS
        --------------------

A.      Maximum holdings will be as follows:

                                                        MAXIMUM %
SECURITY TYPE                           OF PORTFOLIO                 PER ISSUE
-------------                           ------------                 ---------
Governments                             No Limit                       5.00%

Agencies Other Than "Full Faith"          60%                          3.00%

Mortgage Backed Securities
Collatralized Mortgage
Obligations                               50%

      Agency Backed                                                    3.00%
      AAA Non-Agency                                                   2.50%
      AA Non-Agency                                                    2.00%

Asset Backed Securities                   35%

Corporate Bonds                           40%

      AAA Corporate Bonds                                              2.00%
      AA Corporate Bonds                                               1.75%
      A Corporate Bonds                                                1.50%
      BBB Corporate Bonds                                              1.00%

Municipal Bond                            60%

      Pre Refunded Municipal Bonds                                     3.00%
      AAA Municipal Bonds                                              2.50%
      AA Municipal Bonds                                               2.00%
      A Municipal Bonds                                                1.75%
      BBB Municipal Bonds                                              1.00%



Sinking Fund Preferred Stock              20%
      AAA Sinking Fund Preferred Stock                                 1.75%
      AA Sinking Fund Preferred Stock                                  1.50%
      A Sinking Fund Preferred Stock                                   1.25%
      BBB Sinking Fund Preferred Stock                                  .50%


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                                                                      EXHIBIT A
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                                                        EXSTAR FINANCIAL GROUP
                                                STATEMENT OF INVESTMENT POLICY
                                                     OBJECTIVES AND GUIDELINES
                                        --------------------------------------

                                                     MAXIMUM %
SECURITY TYPE                           OF PORTFOLIO            PER ISSUE
-------------                           ------------            ---------
Common Stocks                      Expressed as a percent of      5.00%*
                                   surplus adjusted for the
                                   volatility of a particular
                                   Program.
Convertible Securities                                            5.00%*


        B.      Quality

                Purchases will be limited to issues rated Baa3/BBB- or better with a weighted average quality for the portfolio of AA. If an issue in the core fixed income portfolio falls below investment grade, Management will be contacted in order to determine whether issue should continue to be held in the portfolio. Convertible Securities will have a weighted average quality of BBB- or better.

        C.      Maturities

                Individual maturities (and in the case of mortgage-backed securities, and sinking fund preferred stocks the expected average lives) will not exceed 15 years. The average maturity/expected average life of the portfolio dedicated to reserves will be in the 2.75-3.25 year range with a corresponding average duration of approximately 2.75.

        D.      Equities

                Equity Exposure will be viewed within the context of the company's ability to absorb the implicit volatility of such a program. The purchase of common stock shall be limited to actively traded issues on leading stock exchanges or on the National Over-the-Counter Market.

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                                                                      EXHIBIT A
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                                                        EXSTAR FINANCIAL GROUP
                                                STATEMENT OF INVESTMENT POLICY
                                                     OBJECTIVES AND GUIDELINES
                                        --------------------------------------


        E.      Convertible Securities

                Maintaining a Moody's Baa3 or equivalent average weighted quality rating (other rating agency) on the overall convertible securities program. No more than 25% of this allocation will be in Ba rated securities and no securities below this rating will be purchased. The Convertible Securities program operates on a discretionary basis so as to optimize total return results.

        F. Foreign Securities may be utilized as a means of further diversifying the portfolio. Allocations to this sector will be limited to 5% of the portfolio.

        G.      Prohibited Securities and Transactions

                The following securities are not permissible investments:
                Interest only securities, interest rate swaps and short sales.

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                                                                EXHIBIT A
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                                           ASSET ALLOCATION & MANAGEMENT COMPANY

                                                            ANNUAL FEE SCHEDULE
                                        ----------------------------------------

                $25,000 on first $10 million market value, plus
   $550 per million market value on assets $10 million to $100 million, plus
             $750 per million flat fee on assets over $100 million.



                                    Optional

                            $60 fee per SVO filing.

        * Fees are exclusive of reasonable travel and lodging expenses for client meetings. Expenses will be billed to and payable by the client as incurred.



                                  EXHIBIT B